Exhibit 99.3

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS
The following unaudited pro forma condensed combined financial information and explanatory notes show the impact on the historical financial positions and results of operations of Sterling Bancorp and Legacy Sterling Bancorp and have been prepared to illustrate the effects of the Merger involving Sterling Bancorp and Legacy Sterling Bancorp under the acquisition method of accounting with Sterling Bancorp treated as the acquirer. (Please see the “EXPLANATORY NOTE” included in the beginning of this Current Report on Form 8-K.)
Under the acquisition method of accounting, the assets and liabilities of Legacy Sterling, as of the effective date of the Merger, were recorded by Sterling Bancorp at their respective fair values and the excess of the Merger consideration over the fair value of Legacy Sterling Bancorp’s net assets was allocated to goodwill. The unaudited pro forma condensed combined balance sheet as of June 30, 2013 is presented as if the Merger with Legacy Sterling Bancorp had occurred on June 30, 2013. The unaudited pro forma condensed combined income statements for the fiscal year ended September 30, 2012 and the nine months ended June 30, 2013 are presented as if the Merger had occurred on October 1, 2011. The historical consolidated financial information has been adjusted to reflect factually supportable items that are directly attributable to the Merger and, with respect to the income statements only, expected to have a continuing impact on consolidated results of operations.
The unaudited pro forma condensed combined financial statements also reflect the effects of the Senior Notes Offering transaction that is described in Note 5—Pro Forma Senior Notes Offering Adjustments. The offering is closely related to the Merger as the primary use of proceeds was to fund a capital injection into Sterling National Bank (formerly known as Provident Bank and the “Bank”) to support the activities and planned growth of the Bank on a combined basis. This offering is expected to have a continuing impact on consolidated results of operations due to ongoing interest expense.
The unaudited pro forma condensed combined financial information is presented for illustrative purposes only and does not necessarily indicate the financial results of the combined companies had the companies actually been combined at the beginning of the period presented. The adjustments included in these unaudited pro forma condensed combined financial statements are preliminary and may be revised. The unaudited pro forma condensed combined financial information also does not consider any potential impacts of potential revenue enhancements, anticipated cost savings and expense efficiencies, or asset dispositions, among other factors.
As explained in more detail in the accompanying notes to the unaudited pro forma condensed combined financial information, the pro forma allocation of purchase price reflected in the unaudited pro forma condensed combined financial information is subject to adjustment. Adjustments may include, but not be limited to, changes in (i) total merger-related expenses if implementation costs vary from currently estimated amounts; (ii) the underlying values of assets and liabilities if market conditions differ from current assumptions; or (iii) if information unknown as of the completion of the Merger becomes known.
The unaudited pro forma condensed combined financial information is provided for informational purposes only. The unaudited pro forma condensed combined financial information is not necessarily, and should not be assumed to be, an indication of the results that would have been achieved had the transaction been completed as of the dates indicated or that may be achieved in the future. The preparation of the unaudited pro forma condensed combined financial information and related adjustments required management to make certain assumptions and estimates. The unaudited pro forma condensed combined financial statements should be read together with:

•	The accompanying notes to the unaudited pro forma condensed combined financial information;

•
Sterling Bancorp’s separate audited historical consolidated financial statements and accompanying notes as of and for the fiscal year ended September 30, 2013 and 2012, included in Sterling Bancorp’s Annual Report on Form 10-K for the fiscal year ended September 30, 2013 and 2012;

•
Legacy Sterling Bancorp’s separate audited historical consolidated financial statements and accompanying notes as of and for the year ended December 31, 2012 and 2011included in Legacy Sterling Bancorp’s Annual Report on Form 10-K for the year ended December 31, 2012 and 2011;

•
Sterling Bancorp’s separate unaudited historical consolidated financial statements and accompanying notes as of and for the three and nine months ended June 30, 2013 included in Sterling Bancorp’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2013;

•
Legacy Sterling Bancorp’s separate unaudited historical consolidated financial statements and accompanying notes as of and for the three and six months ended June 30, 2013 and three and nine months ended September 30, 2012 and 2011 included in Sterling’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2013 and September 30, 2012, respectively;

•	the amended Form S-4 related to the Merger.

Unaudited Pro Forma Condensed Combined Balance Sheet as of June 30, 2013

(Dollars in thousands)	Sterling Bancorp Historical	Legacy Sterling Bancorp Historical	Pro Forma Merger Adjustments	See Note 4	Pro Forma Combined	Senior Notes Offering Adjustments	See Note 5	Pro Forma Combined with Senior Notes Offering
Assets
Cash and cash equivalents	$109,166	$125,096			$234,262	$74,226	A	$308,488
Investment securities	1,065,724	675,155	(3,951)	B	1,736,928			1,736,928
Federal Home Loan Bank stock, at cost	28,368	7,690	—		36,058			36,058
Loans held for sale	1,539	49,188	—		50,727			50,727
Loans, net of unearned income	2,336,534	1,742,065	(25,367)	C	4,053,232			4,053,232
Less: allowance for loan and lease losses	(28,374)	(22,594)	22,594	D	(28,374)			(28,374)
Total loans, net	2,308,160	1,719,471	(2,773)		4,024,858			4,024,858
Cash surrender value of life insurance	60,412	54,935	—		115,347			115,347
Properties and equipment, net	37,473	22,053	6,486	E	66,012			66,012
Accrued interest receivable	11,320	6,468	—		17,788			17,788
Goodwill	163,117	22,901	213,052	F	399,070			399,070
Core deposit intangible, net	6,201	—	19,364	G	25,565			25,565
Deferred tax asset	14,140	26,365	(7,484)	H	33,021			33,021
Other real estate owned	4,376	1,481	—		5,857			5,857
Other assets	14,433	21,495	(2,207)	I	33,721			33,721
Total assets	$3,824,429	$2,732,298	$222,487		$6,779,214	$74,226		$6,853,440
Liabilities
Deposits	$2,739,214	$2,241,381	$479	J	$4,981,074			$4,981,074
Securities sold under agreement to repurchase	—	40,616	—		40,616			40,616
FHLB advances	532,367	100,592	1,314	K	634,273			634,273
Other borrowings	20,438	8,445	—		28,883			28,883
Senior Notes	—	—			—	$100,000	L	100,000
Long-term subordinated debentures	—	25,774			25,774	(25,774)	M	—
Mortgage escrow	25,915	—	—		25,915			25,915
Other liabilities	26,330	82,010	(3,585)	N	104,755			104,755
Total liabilities	3,344,264	2,498,818	(1,792)		5,841,290	74,226		5,915,516
Stockholders’ equity
Common stock	403,946	307,001	150,758	O	861,705			861,705
Unallocated stock held by ESOP	(5,493)	—	—		(5,493)			(5,493)
Treasury stock, at cost	(88,517)	(86,673)	86,673	P	(88,517)			(88,517)
Retained earnings	187,886	28,606	(28,606)	Q	187,886			187,886
Accumulated other comprehensive (loss)	(17,657)	(15,454)	15,454	R	(17,657)			(17,657)
Total stockholders’ equity	480,165	233,480	224,279		937,924			937,924
Total liabilities and stockholders’ equity	$3,824,429	$2,732,298	$222,487		$6,779,214	$74,226		$6,853,440

Legacy Sterling Bancorp
Income Statement For the Nine Months Ended June 30, 2013

	Twelve months ended	Nine months ended	Three months ended	Six months ended	Nine months ended
(In thousands except per share amounts)	December 31, 2012 (1)	September 30, 2012 (2)	December 31, 2012 (3)	June 30, 2013 (4)	June 30, 2013 (5)
Interest income
Loans	$83,982	$61,224	$22,758	$44,842	$67,600
Securities	20,368	15,810	4,558	8,500	13,058
Other earning assets	545	379	166	277	443
Total interest income	104,895	77,413	27,482	53,619	81,101

Interest expense
Deposits	6,737	5,059	1,678	3,170	4,848
Borrowings	4,244	3,253	991	1,918	2,909
Total interest expense	10,981	8,312	2,669	5,088	7,757
Net interest income	93,914	69,101	24,813	48,531	73,344
Provision for loan losses	10,250	7,750	2,500	3,500	6,000
Net interest income after provision	83,664	61,351	22,313	45,031	67,344

Non-interest income
Accounts receivable management	19,131	15,184	3,947	7,480	11,427
Mortgage banking	10,275	7,298	2,977	7,756	10,733
Service charges	5,301	3,970	1,331	2,497	3,828
Securities gains, net	1,813	1,490	323	345	668
Other	4,253	3,192	1,061	2,433	3,494
Total non-interest income	40,773	31,134	9,639	20,511	30,150

Non-interest expense
Salaries	60,432	44,834	15,598	31,617	47,215
Occupancy and equipment	13,689	10,045	3,644	6,831	10,475
Deposit insurance	2,229	1,668	561	1,153	1,714
Professional fees	4,841	3,494	1,347	4,060	5,407
Other	14,693	10,972	3,721	6,984	10,705
Total non-interest expenses	95,884	71,013	24,871	50,645	75,516
Income before income taxes	28,553	21,472	7,081	14,897	21,978
Provision for income taxes	8,537	6,656	1,881	5,129	7,010
Net income	$20,016	$14,816	$5,200	$9,768	$14,968

Per common share
Weighted average shares - basic	30,828,293	30,818,531	30,857,367	30,882,237	30,873,856
Weighted average shares - diluted	30,828,293	30,818,531	30,857,367	30,882,237	30,873,856
Earnings - basic	$0.65	$0.48	$0.17	$0.32	$0.49
Earnings - diluted	$0.65	$0.48	$0.17	$0.32	$0.49
Dividends declared	$0.36	$0.27	$0.09	$0.18	$0.27

(1) From the 2012 audited financial statements included in Annual Report on Form 10-K for December 31, 2012.
(2) From unaudited financial statements included in Quarterly Report on Form 10-Q for September 30, 2012, adjusted for service charge refunds of $502.
(3) Represents the arithmetic difference between columns (1) and (2) with the exception of share and per share data.
(4) From unaudited financial statements included in Quarterly Report on Form 10-Q for June 30, 2013.
(5) Equals column (3) plus (4) with the exception of share and per share data.

Legacy Sterling Bancorp
Pro forma income statement for the twelve months ended September 30, 2012

	Twelve months ended	Nine months ended	Three months ended	Nine months ended	Twelve months ended
(In thousands except per share amounts)	December 31, 2011 (1)	September 30, 2011 (2)	December 31, 2011 (3)	September 30, 2012 (4)	September 30, 2012 (5)
Interest income
Loans	$75,251	$55,006	$20,245	$61,224	$81,469
Investment securities	23,816	18,350	5,466	15,810	21,276
Other earning assets	598	333	265	379	644
Total interest income	99,665	73,689	25,976	77,413	103,389
Interest expense
Deposits	8,438	6,364	2,074	5,059	7,133
Borrowings	4,549	3,461	1,088	3,253	4,341
Total interest expense	12,987	9,825	3,162	8,312	11,474
Net interest income	86,678	63,864	22,814	69,101	91,915
Provision for loan losses	12,000	9,000	3,000	7,750	10,750
Net interest income after provision	74,678	54,864	19,814	61,351	81,165
Non-interest income
Accounts receivable management	22,371	16,811	5,560	15,184	20,744
Mortgage banking	6,315	5,268	1,047	7,298	8,345
Service charges	5,093	4,248	845	4,472	5,317
Securities gains, net	2,491	2,234	257	1,490	1,747
Other	4,628	3,562	1,066	3,192	4,258
Total non-interest income	40,898	32,123	8,775	31,636	40,411
Non-interest expense
Salaries	57,646	43,158	14,488	44,834	59,322
Occupancy and equipment	13,248	9,857	3,391	10,045	13,436
Deposit insurance	2,747	2,204	543	1,668	2,211
Professional fees	5,219	3,448	1,771	3,494	5,265
Other	14,924	11,002	3,922	11,474	15,396
Total non-interest expenses	93,784	69,669	24,115	71,515	95,630
Income before income taxes	21,792	17,318	4,474	21,472	25,946
Provision for income taxes	4,196	5,060	(864)	6,656	5,792
Net income	17,596	12,258	5,338	14,816	20,154
Dividends on preferred shares and accretion	2,074	2,074	—	—	—
Net income available to common shareholders	$15,522	$10,184	$5,338	$14,816	$20,154
Per common share
Weighted average shares—basic	30,038,047	29,375,816	30,789,539	30,818,531	30,811,223
Weighted average shares—diluted	30,038,047	29,375,816	30,789,539	30,818,531	30,811,223
Earnings—basic	$0.51	$0.35	$0.17	$0.48	$0.65
Earnings—diluted	$0.51	$0.35	$0.17	$0.48	$0.65
Dividends declared	$0.36	$0.27	$0.09	$0.27	$0.36
_____________________________________________________________________________

(1)	From the 2011 audited financial statements included in Annual Report on Form 10-K for December 31, 2012.

(2)	From unaudited financial statements included in Quarterly Report on Form 10-Q for September 30, 2011.

(3)	Represents the arithmetic difference between columns (1) and (2) with the exception of share and per share data.

(4)	From unaudited financial statements included in Quarterly Report on Form 10-Q for September 30, 2012.

(5)	Equals column (3) plus (4) with the exception of share and per share data.

Unaudited Pro Forma Condensed Combined Statement of Income for the Nine Months Ended
June 30, 2013

(In thousands except per share amounts)	Sterling Bancorp Historical	Legacy Sterling Bancorp Historical	Pro Forma Merger Adjustments	See Note 4	Pro Forma Combined	Senior Notes Offering Adjustments	See Note 5	Pro Forma Combined with Senior Notes Offering
Interest income
Loans	$80,087	$67,600	$(1,147)	S	$146,540	—		$146,540
Investment securities	17,208	13,058	699	T	30,965	—		30,965
Other earning assets	863	443	—		1,306	—		1,306
Total interest income	98,158	81,101	(448)		178,811	—		178,811
Interest expense
Deposits	4,872	4,848	(36)	U	9,684	—		9,684
Borrowings	9,227	2,909	—		12,136	$2,506	V	14,642
Total interest expense	14,099	7,757	(36)		21,820	2,506		24,326
Net interest income	84,059	73,344	(412)		156,991	(2,506)		154,485
Provision for loan losses	9,450	6,000	—		15,450	—		15,450
Net interest income after provision	74,609	67,344	(412)		141,541	(2,506)		139,035
Non-interest income
Accounts receivable management	—	11,427	—		11,427	—		11,427
Mortgage banking	—	10,733	—		10,733	—		10,733
Service charges	8,129	3,828	—		11,957	—		11,957
Securities gains, net	5,558	668	—		6,226	—		6,226
Other	7,405	3,494	—		10,899	—		10,899
Total non-interest income	21,092	30,150	—		51,242	—		51,242
Non-interest expense
Salaries	35,424	47,215	—		82,639	—		82,639
Occupancy and equipment	11,187	10,475	218	W	21,880	—		21,880
Deposit insurance	1,866	1,714	—		3,580	—		3,580
Professional fees	2,653	5,407	—		8,060	—		8,060
Other	16,544	10,705	2,123	X	29,372	—		29,372
Total non-interest expenses	67,674	75,516	2,341		145,531	—		145,531
Income (loss) before income taxes	28,027	21,978	(2,753)		47,252	(2,506)		44,746
Provision (benefit) for income taxes	8,102	7,010	(1,102)	Y	14,010	(1,002)	Z	13,008
Net income (loss)	$19,925	$14,968	$(1,651)		$33,242	$(1,504)		$31,738
Per common Share
Earnings basic	$0.46	$0.49			$0.39			$0.38
Earnings diluted	$0.45	$0.49			$0.39			$0.38
Dividends declared	$0.18	$0.27			$0.18			$0.18
Weighted average common shares
Basic	43,766,402	30,873,856			82,744,645			82,744,645
Diluted	43,850,601	30,873,856			82,828,844			82,828,844

Unaudited Pro Forma Condensed Combined Statement of Income for the Fiscal Year Ended
September 30, 2012

(In thousands except per share amounts)	Sterling Bancorp Historical	Legacy Sterling Bancorp Historical	Pro Forma Merger Adjustments	See Note 4	Pro Forma Combined	Senior Notes Offering Adjustments	See Note 5	Pro Forma Combined with Senior Notes Offering
Interest income
Loans	$91,010	$81,469	$(2,888)	S	$169,591			$169,591
Investment securities	23,035	21,276	886	T	45,197			45,197
Other earning assets	992	644	—		1,636			1,636
Total interest income	115,037	103,389	(2,002)		216,424	—		216,424
Interest expense
Deposits	5,581	7,133	(429)	U	12,285			12,285
Borrowings	12,992	4,341			17,333	$3,341	V	20,674
Total interest expense	18,573	11,474	(429)		29,618	3,341		32,959
Net interest income	96,464	91,915	(1,573)		186,806	(3,341)		183,465
Provision for loan losses	10,612	10,750	—		21,362			21,362
Net interest income after provision	85,852	81,165	(1,573)		165,444	(3,341)		162,103
Non-interest income
Accounts receivable management	—	20,744	—		20,744			20,744
Mortgage banking	—	8,345	—		8,345			8,345
Service charges	11,377	5,317	—		16,694			16,694
Securities gains, net	10,405	1,747	—		12,152			12,152
Other	10,370	4,258	—		14,628			14,628
Total non-interest income	32,152	40,411	—		72,563	—		72,563
Non-interest expense
Salaries	47,225	59,322	—		106,547			106,547
Occupancy and equipment	14,457	13,436	324	W	28,217			28,217
Deposit insurance	2,530	2,211	—		4,741			4,741
Professional fees	4,247	5,265	—		9,512			9,512
Other	23,498	15,396	3,505	X	42,399			42,399
Total non-interest expenses	91,957	95,630	3,829		191,416	—		191,416
Income (loss) before income taxes	26,047	25,946	(5,402)		46,591	(3,341)		43,250
Provision (benefit) for income taxes	6,159	5,792	(2,161)	Y	9,790	(1,337)	Z	8,453
Net income (loss)	$19,888	$20,154	$(3,241)		$36,801	$(2,004)		$34,797
Per common share
Earnings basic	$0.52	$0.65			$0.48			$0.45
Earnings diluted	$0.52	$0.65			$0.48			$0.45
Dividends declared	$0.24	$0.36			$0.24			$0.24
Weighted average common shares:
Basic	38,227,653	30,811,223			77,126,823			77,126,823
Diluted	38,248,046	30,811,223			77,147,216			77,147,216

Notes to Unaudited Pro Forma Condensed Combined Financial Information
Note 1—Basis of Presentation
The unaudited pro forma condensed combined financial information has been prepared using the acquisition method of accounting giving effect to the Merger involving Sterling Bancorp and Legacy Sterling Bancorp, with Sterling Bancorp as the acquirer. The unaudited pro forma condensed combined financial information is presented for illustrative purposes only and is not necessarily indicative of the financial position had the Merger been consummated at June 30, 2013 or the results of operations had the Merger been consummated at October 1, 2011, nor is it necessarily indicative of the results of operations in future periods or the future financial position of the combined entities. The Merger was completed on October 31, 2013. The Merger consideration included the issuance of $457.8 million in equity consideration.
Under the acquisition method of accounting, the assets and liabilities of Legacy Sterling Bancorp will be recorded at the respective fair values on the Merger date. The fair value on the Merger date represents management's best estimates based on available information and facts and circumstances in existence on the Merger date. The pro forma allocation of purchase price reflected in the unaudited pro forma condensed combined financial information is preliminary and subject to adjustment Adjustments may include, but not be limited to, changes in (i) total Merger related expenses if implementation costs vary from currently estimated amounts; (ii) the underlying values of assets and liabilities if market conditions differ from current assumptions; or (iii) if information unknown as of the completion of the Merger becomes known.
The accounting policies of both Sterling Bancorp and Legacy Sterling Bancorp are in the process of being reviewed in detail. Upon completion of such review, conforming adjustments or financial statement reclassification may be determined.
Note 2—Estimated Merger and Integration Costs
In connection with the Merger, the plan to integrate Sterling Bancorp’s and Legacy Sterling Bancorp's operations is still being developed. Over the next several months, the specific details of these plans will continue to be refined. Sterling Bancorp and Legacy Sterling Bancorp are currently in the process of assessing the two companies’ personnel, benefit plans, premises, equipment, computer systems, and service contracts to determine where they may take advantage of redundancies or where it will be beneficial or necessary to convert to one system. Certain decisions arising from these assessments may involve involuntary termination of employees, vacating leased premises, changing information systems, canceling contracts between Legacy Sterling Bancorp and certain service providers and selling or otherwise disposing of certain premises, furniture and equipment owned by Sterling Bancorp. Additionally, as part of our formulation of the integration plan, certain actions regarding existing Sterling Bancorp information systems, premises, equipment, benefit plans, supply chain methodologies, supplier contracts, and involuntary termination of personnel may be taken. Sterling Bancorp expects to incur Merger-related expenses including system conversion costs, employee retention and severance agreements, communications to customers, and others. To the extent there are costs associated with these actions, the costs will be recorded based on the nature and timing of these integration actions. Most acquisition and restructuring costs are recognized separately from a business combination and generally will be expensed as incurred. We estimated the Merger related costs to be approximately $33 million and expect they will be incurred primarily in fiscal year 2014, which are not reflected in the accompanying pro forma financial information.
Note 3—Estimated Annual Cost Savings
Sterling Bancorp expects to realize approximately $34 million in annual pre-tax cost savings following the Merger, which management expects to be phased-in over a two-year period, but there is no assurance that the anticipated cost savings will be realized on the anticipated time schedule or at all. These cost savings are not reflected in the presented pro forma financial information.

Note 4—Pro Forma Merger Adjustments
The following pro forma adjustments have been reflected in the unaudited pro forma condensed combined financial information. All taxable adjustments were calculated using a 40% tax rate to arrive at deferred tax asset or liability adjustments. All adjustments are based on current assumptions and valuations, which are subject to change.
Balance Sheet
(Dollars in thousands)

B. Adjustments to investment portfolio
To reflect mark down to fair value of the held-to-maturity investment securities portfolio	$(3,951)
C. Adjustments to loans, net of unearned income
To reflect fair value adjustment of loans, which includes expected lifetime credit losses and an interest rate adjustment on Legacy Sterling Bancorp.	$(25,367)
D. Adjustment to allowance for loan losses
To remove Legacy Sterling’s allowance at Merger date as the credit risk is contemplated in the fair value adjustment in adjustment C above	$22,594
E. Adjustment to properties and equipment, net
To reflect estimated fair value of Sterling’s properties at Merger date, based on third-party appraisals	$6,486
F. Adjustment to goodwill, net
To reflect elimination of Sterling’s goodwill at Merger date	$(22,901)
To reflect goodwill created as a result of the Merger	235,953
$213,052
G. Adjustment to core deposit intangible, net
To record the estimated fair value of acquired identifiable intangible assets utilizing an income approach based on the net present value of the difference between the cost of the core deposits and the cost of alternative funds. The acquired core deposit intangible will be amortized over 10 years based on dollar weighted deposit runoff on an annualized basis.	$19,364

H. Adjustments to deferred tax asset
To reflect reduction in deferred tax asset as a result of the Merger fair value adjustments
Adjustment to investment securities	$3,951
Adjustment to loans—expected lifetime credit losses and interest rate mark	25,367
Adjustment to allowance for loan losses	(22,594)
Adjustment to properties and equipment, net	(6,486)
Adjustment to core deposit intangible, net	(19,364)
Adjustment to other assets	2,207
Adjustment to deposits	479
Adjustment to FHLB advances	1,314
Adjustment to other liabilities	(3,585)
Subtotal for fair value adjustments	(18,711)
Calculated deferred taxes at Sterling Bancorp’s estimated statutory rate of 40%	$(7,484)
I. Adjustment to other assets
To reflect elimination of Legacy Sterling Bancorp’s FHLB prepayment penalty	$(1,975)
To reflect adjustment to other assets	(232)
$(2,207)
J. Adjustment to deposits
To reflect fair value at Merger date based on current market rates for similar products.	$479
K. Adjustments to FHLB advances
To reflect fair value at Merger date based on current market rates for similar term advances	$1,314
N. Adjustments to other liabilities
To eliminate Legacy Sterling Bancorp’s deferred rent, income, and reserve for off-balance sheet items	$(3,585)
O. Adjustments to stockholders’ equity
To eliminate historical Legacy Sterling Bancorp common stock	$(307,001)
To reflect issuance of common stock to Legacy Sterling Bancorp shareholders	457,759
$150,758
P. Adjustment to treasury stock, at cost
To eliminate Legacy Sterling Bancorp’s treasury stock, at cost	$86,673
Q. Adjustments to retained earnings
To eliminate Legacy Sterling Bancorp’s retained earnings	$(28,606)
R. Adjustment to accumulated other comprehensive (loss)
To eliminate Legacy Sterling Bancorp's accumulated other comprehensive (loss)	$15,454

Income Statement
(Dollars in thousands)

	Nine Months Ended June 30, 2013	Year Ended September 30, 2012
S. Adjustment to loan interest income
To reflect amortization of loan premium from interest rate fair value adjustment. Amortization based on estimated weighted average life of two years	$(1,147)	$(2,888)
T. Adjustment to investment securities interest income
To reflect amortization of investment securities discount from fair value adjustment. Amortization based on estimated weighted average life of five years	$699	$886
U. Adjustment to deposit interest expense
To reflect amortization of deposit premium resulting from deposit fair value adjustment. Amortization based on estimated life of two years	$(27)	$(435)
W. Adjustment to occupancy
To reflect additional depreciation expense resulting from premises and equipment fair value adjustment. Depreciation based on estimated useful life of 15 years	$218	$324
X. Adjustment to other non-interest expense
To reflect amortization of acquired identifiable intangible assets based on amortization period of 10 years and using dollar weighted deposit runoff method of amortization	$2,123	$3,505
Y. Adjustment to income tax provision
To reflect the income tax effect of pro forma adjustments S-U and W-X at estimated statutory tax rate of 40%	$(1,664)	$(2,867)
Note 5—Pro Forma Senior Notes Offering Adjustments
The following pro forma Senior Notes Offering adjustments have been reflected in a separate column in the unaudited pro forma condensed combined financial information. All taxable adjustments were calculated using a 40% tax rate. The pro forma Senior Notes Offering adjustments reflect Sterling Bancorp’s (formerly known as Provident New York Bancorp) $100 million Senior Notes Offering that was completed on July 2, 2013. This Senior Notes Offering is reflected as a pro forma adjustment as the primary use of proceeds is to fund a capital injection into Sterling National Bank to support the activities and planned growth of the Bank on a standalone basis and combined basis. As this Senior Notes Offering is completed, and as Sterling Bancorp will incur $5.5 million of annual interest expense, we believe this information is material to investors. Further, we also intend to use a portion of the proceeds of the Senior Notes Offering to redeem Legacy Sterling Bancorp’s subordinated debentures, which we believe will also be material to investors. All adjustments are based on current assumptions and valuations, which are subject to change.

(In thousands)	June 30, 2013
A. Adjustments to cash
To reflect issuance of debt	$100,000
To reflect redemption of long-term subordinated debentures	(25,774)
$74,226
M. Adjustment to long-term subordinated debentures
To reflect redemption of long-term subordinated debentures.	$(25,774)

	Nine Months Ended	Year Ended
	June 30,	September 30,
	2013	2012
V. Adjustment to borrowings interest expense
To reflect repayment of long-term subordinated debentures	$(1,619)	$(2,159)
To reflect long-term debt issuance of $100,000 at 5.50%	4,125	5,500
	$2,506	$3,341

Z. Adjustment to income tax provision
To reflect the income tax effect of pro forma adjustment V above at estimated statutory tax rate of 40%.	$(1,002)	$(1,337)

Note 6—Preliminary Purchase Accounting Allocation

(Dollars in thousands)	June 30, 2013
Total pro forma purchase price	$457,759
Fair value of assets acquired:
Cash and cash equivalents	$99,322
Investment securities	671,204
Federal Home Bank stock at cost	7,690
Loans held for sale	49,188
Loans, net of unearned income	1,716,698
Cash surrender value of life insurance	54,935
Premises and equipment, net	28,539
Foreclosed property	1,481
Goodwill	235,953
Core deposit intangible, net	19,364
Other assets	44,637
Total assets acquired	$2,929,011
Fair value of liabilities assumed:
Deposits	$2,241,860
Securities sold under agreement to repurchase	40,616
FHLB advances	101,906
Other borrowings	8,445
Other liabilities	78,425
Total liabilities assumed	2,471,252
Fair value of net assets acquired	$457,759